EX-35.4
(logo) KeyBank
Real Estate Capital

911 Main Street, Suite 1500
Kansas City, MO 64105
Tel: 816-221-8800
Fax: 816-221-8051
Toll Free: 888-979-1200


March 1,2009

Statement of Compliance
For Period ending December 31, 2008


Re: Transactions per Attachment A

I, Diane Haislip, in my capacity as Senior Vice President of KeyCorp Real Estate Capital Markets, Inc. (KRECM), do hereby state that:

* A review of the Primary Servicing and Master Servicing activities of KRECM during the above stated period and of its performance, under the Agreement(s), has been made under my supervision and,

* To the best of my knowledge, based on such review, KRECM has fulfilled all of its obligations under the Agreement in all material respects throughout the reporting period.

Date:
March 1, 2009

By: /s/ Diane Haislip
Diane Haislip
Senior Vice President


(page)


KeyCorp Real Estate Capital Markets, Inc.
Management's Assertion of Compliance with Regulation AB Criteria
For the period of January 1 through December 31, 2008
Attachment A


Commercial Mortgage Pass        CSFB 2006 OMA                Lehman LLF 2007 C5
Through Certificates            CSFBCM 2003-C4               Maiden Lane 2008-1
AMRS-RM1                        CSFBCM 2003-C5               MCFI 1998-MC2
ASC 1997-D5                     CSFBCM 2004-C1               MLCFC 2006-2
BACM 2000-2                     CSFBCM 2004-C2               MLCFC 2007-5
BACM 2003-2                     CSFBMSC 2004-C5              MLCFC 2007-6
BACM 2005-3                     CSFBMSC 2004-C3              MLCFC 2007-8
BACM 2005-5                     CSFBMSC 2004-C4              MLCFC 2007-9
BACM 2006-1                     CSFBMSC 2005-C2              MLFT 2006-1
BACM 2008-1                     CSFBMSC 2005-C4              MLMI 1999-C1
BALL 2005-MIB1                  CSFBMSC 2005-C6              MLMT 2003-KEY1
BALL 2007 BMB1                  CSFBMSC 2006-C1              MLMT 2004 MKB1
BOA 2001-1                      CSMC 2008-C1                 MLMT 2004-KEY2
BOA 2001-PB1                    CSMSC 2006 C5                MLMT 2005 CKI1
BOA 2002-2                      CSMSC 2006-C4                MLMT 2005 MKB2
BOA 2002-PB2                    CSMSC 2006-TFL1              MLMT 2007 C1
BOA 2003-1                      CSMSC 2007 C2                MLMT 2008 C1
BS 1998-C1                      CSMSC 2007 C3                MSC 1999-CAM1
BS 1999-C1                      CSMSC 2007 C4                MSC 2007 IQ16
BS 2002-TOP8                    CSMSC 2007 C5                MSCI 1998 WF2
CD 2007 CD5                     DLJ 1997-CF2                 MSCI 1999 WF1
CGCMT 2007-FL3                  DLJ 1998-CF1                 MSCI 2008 TOP29
CHASE 1997-C2                   DLJ 1998-CF2                 MSDWCI 2002-IQ2
CHASE 1998-1                    DLJ 2000-CKP1                MSDWCI 2002-IQ3
COMM 1999-C1                    DMARC 1998-C1                NB FNMA 1995 M2
COMM 1999-C1                    Exmoor 2008-1                NB FNMA 1996-M5
COMM 2000-C1                    FULBBA 1998-C2               NL 1999-1
COMM 2000-C1 CROWN              GE 2003-C2                   NL 1999-2
COMM 2000-C1 CRYSTAL            GECCMC 2002-3                NL 1999-SL
COMM 2000-C1 INT CAP            GECCMC 2003-C1               PMAC 1999-C1
COMM 2007 FL14                  GECMC 2007-C1                PSSFC 1998 C-1
COMM 2007-C9                    GFT 1998-1 DFLT INT          PSSFC 1999 C-2
CRIIMI 1998-1                   GFT 1998-1 LC                PSSFC 1999 NRF-1
CS 2006 TFL2                    GFT 1998-1 POST INT          SBMS 2000-C2
CS 2006 TFL2 NonPool            GFT 1998-1 PRE INT           SBMS 2000-NL1
CS 2006 TFL2 SAVA               GFT 1998-C1                  SBMS 2002-Key2
CS 2007 TFL1                    GS 2001-LIB                  WBCMT 2007 C30
CS 2007 TFL2                    GS 2007 GG11
CSFB 1998-C1                    JPM 2000-C9                  Conduit
CSFB 2001-CK1                   JPM 2007 CIBC20              Barclays Fixed
CSFB 2001-CK3                   JPMCC 2005-LDP4              Barclays Floaters
CSFB 2001-CK6                   KEY 2000-C1                  BEAR STEARNS FUNDING INC
CSFB 2001-CKN5                  LBCMT 2007 C3                BS WH CAP TRUST INC
CSFB 2001-FL2                   LBCMT 98-C1                  CBA Mezz Cap
CSFB 2002-CKN2                  LBUBS 2000-C4                CBRE REALTY FINANCE
CSFB 2002-CKP1                  LBUBS 2006 C7                Citigroup WH Fixed
CSFB 2002-CKS4                  LBUBS 2007 C1                Citigroup WH Floaters
CSFB 2002-CP3                   LBUBS 2007 C2                COLUMN LARGE WH
CSFB 2003-C3                    LBUBS 2007-C6                Credit Suisse HC Floaters
CSFB 2003-CK2                   LBUBS 2007-C7                CS HealthCare Fixed



KRECM-Management's Assertion Reg AB
Attachment A - Continued

Conduit (continued)             RGA RE                              Deka
CSFB INT WH                     RGA Security Life of Denve          Dekanbank Deutsche Girozen
CSFB Interim                    RGA Timberlake                      Deutsche Genossenschafts
DBS WH                          SA06                                Deutsche Genossenschafts H
DEUTSCHE LOC                    SA45                                Deutsche Hypothekenbank
First Union                                                         DLJ Real Estate Capital
GACC WH                         Small CMD                           Dusseldorfer Hypotheken
ING Clarion Debt Fund           Bank of Internet USA                Eastern Development
LEHMAN WH DH                    KEY 2007-SL1                        Emigrant Realty Finance
LEHMAN WH SOV BK                                                    Esquire Mezzanine Finance
Merrill Lynch                   Fund                                Fidelity
Merrill Lynch ML                HMI Fund                            First Federal SB of IA
ORIX WH                                                             Five Mile Capital
ORIX WH CHICAGO                 Third Party                         Five Mile Capital DAL
                                111 Debt Acquistion MZ DAL          Fortress Credit
CDO                             Aareal                              GACC-Spring Asset Fnd CDO
Highland Park CDO I             Admiral Insurance Company           GE Capital Corp
HMI I-CRE CDO 2007-1            Aegon                               Genworth
                                AIB Debt Management Ltd             Genworth Life DAL
Agency                          AIDEA                               Gerlach & CO
Fannie Mae                      AIG                                 Gerlach & CO
Fannie Mae Negotiated Sold      Albany Local Develop Corp           Gerlach & CO
FNMA - Aggregation              Allied Irish                        GIC Real Estate
FNMA - Cash DUS                 Allstate Life Ins Co                Goldenbridge Acq Holdings
FNMA - Direct Bond              Anchor Bank                         Goldman Sachs Mtg Co
FNMA - DMBS                     Arbor Realty Trust Inc              GRSCD
FNMA - DUS                      Ashford Hospitality                 GS Strategic Inv Japan
FNMA - DUS ARM                  AStar                               GSREA LLC
FNMA - MBS                      Banco Inbusa, SA                    GSRE-BS II, Ltd
FNMA - MBS A/360                Bank Leumi USA                      GSRE-CS
FNMA - MBS/DUS 1                Bayerische Landesbank               G-Star 2005-5 Ltd GTSJ
FNMA - MBS/DUS 2                Blackrock Financial Mgmt            Guggenheim
FNMA - Negotiated MBS           Blackstone Special Funding          Guggenheim 2005-2
FNMA - Struct. Cash Facil.      Brascan Structured Notes            H2 Credit Partners Master
GNMA I                          BREF One LLC                        H2 Real Estate CDO 06-1
                                BREF One LLC Series A               Highland Capital Mgmt LP
Agency                          Brookdale Funding Co Inc            HIMCO
FHLMC - Credit Facility         Cadim Note, Inc.                    Hypo
FHLMC - Others                  Capital Trust Inc                   IFTCO
Ginnie Mae                      Capmark Bank                        ING Life Insurance Annuity
GINNIE MAE - USDA               Carbon Capital II CDO 05-1          ING Real Estate Finance
USDA                            Carbon Capital II-B LLC             ING Real Estate Finance
                                Centennial Bank                     Investcorp International
Life/Pension                    Central Pacific Bank                IStar Asset Services
Colorado County                 CFG Mezz Loan Acq Co                Jackson National Life Ins
Country Life                    Chase Manhattan Bank                JER Investors Trust
Country Life CTL                CIBC Inc.                           JER US Debt Finance Co CS
Hartford Acc and Ind Co         CIM 9901 La Cienega LP              John Hancock Mutual Life
Hartford Casualty Ins Co        CitiGroup Global                    JP Morgan Chase Bank
Hartford Fire Ins Co            CMAC                                KBS Debt Holdings LLC
Hartford Illinois               Columbia Pacific Mgmt               Landesbank Baden Wurttembe
Hartford L&A                    Columbian Life                      Landesbank Baden-Wurttem
Hartford Life                   Concord Real Estate CDO 06          Landesbank Hessen
Hartford Life Ann Ins Co        Credit Suisse Intl                  Landesbank Sachsen Girozen
John Hancock                    Cudd and CO                         LaSalle Bank Nat Assoc
PPM America                     Cypress Real Estate Adv             LBCMT 2007 C3 NonTrust
RGA LDM                         DB Swirn                            LBUBS 07C1 Non-Trust



(page)


KRECM-Management's Assertion Reg AB
Attachment A- Continued

Third Party (continued)         ORIX Capital Markets LLC        Storms & Co
Lehman LLF 2007 C5 NonTrus      Pacific Life Insurance Co       Styx Partners, LP
LEM Funding                     Park National Bank              Teachers
Lennar                          PB Capital                      Teachers Ins and Ann Assoc
LRP Landesbank DAL              Petra                           Times Square PT Third Mezz
LRP Landesbank Rheinland        Principal Life Ins Co           TRT Lending LLC
Maguire Properties, LP          Prosper Bank                    U.S. Bank Trust National
Marathon Structured Financ      Prudential Ins Co of Amer       UBS
Merrill Lynch Mtge Lending      Quadra Realty Inc.              VNO T-Hotel Loan, LLC
MetLife                         Quadrant Strategy REIT          Vornado Realty Trust
Midland for CCSFER and PC       Rait Partnership LP             Wachovia Bank NA
MONY Realty Capital, Inc        RCC Real Estate SPE 2           Washington Holdings
Morgan Stanley Mtge Corp        Redwood Capital                 Washington Mutual Bank
MRC Mortgage Inv Trust          Resource Real Est CDO 2007      Wells Fargo Bank
Munchener Hypothekenbank        SAAR Landesbank                 Westdeutsche Immobiliebank
New York Life Ins Co            Sandelman                       WestLB AG
Newcastle CDO IV, Ltd           Savanna Fund                    WHG Loan Investors LLC
Newcastle CDO IX 1              Shorenstein Realty Inv Nin      Winthrop
NexBank                         SL Green KC                     Woodward Capital
NIC BR LLC                      Sorin Master Fund, Inc          WP Carey & Co
NIC CRA, LLC                    Sorin Master Fund, LTD          Zions First National Bank
Norddeutsche Landesbank         Sorin Real Estate CDO I
NY Credit Funding I Inc         Sorin Real Estate CDO IV
NYLIM Real Estate Mezz          SRI Nine Debt Holdings LLC
ONEX Real Estate                State of Wash Investment
